EXHIBIT 99.1
Sila Realty Trust, Inc.
Third Quarter 2021 Results
TAMPA, FL (November 15, 2021) - Sila Realty Trust, Inc., or the Company, a public, non-traded real estate investment trust focused on healthcare properties, today announced operating results for the third quarter ended September 30, 2021.
Highlights of the Quarter Ended September 30, 2021 and Subsequent Events
•Net income attributable to common stockholders totaled $371.6 million; net income attributable to common stockholders per diluted share was $1.66.
•Net operating income, or NOI*, attributable to our operating healthcare properties totaled $40.0 million.
•Funds from operations, or FFO*, attributable to common stockholders equaled $0.6 million; FFO attributable to common stockholders per diluted share was $0.00.
•Adjusted funds from operations, or AFFO*, attributable to common stockholders equaled $27.7 million; AFFO attributable to common stockholders per diluted share was $0.12.
•On July 22, 2021, the Company completed the sale of its entire data center portfolio, which consisted of 29 properties, for an aggregate sale price of $1.32 billion, and generated net proceeds of approximately $1.30 billion.
•Using proceeds received from the sale of the data center portfolio, the Company paid off all of its notes payable (seven data center notes payable and five healthcare notes payable), with an aggregate outstanding principal balance of $450.8 million ($305.2 million outstanding principal balance on the data center notes payable and $145.6 million outstanding principal balance on the healthcare notes payable) at the time of repayment. Additionally, the Company repaid $403.0 million on its credit facility in order to reduce its leverage and with a goal of positioning the Company for future growth.
•In connection with the sale of the data center portfolio, the Company's board of directors declared a special cash distribution of $1.75 per share of Class A, Class I, Class T and Class T2 common stock, which was paid on July 30, 2021, to stockholders of record at the close of business on July 26, 2021, in the aggregate amount of approximately $392.7 million.
•On July 20, 2021, the Company's board of directors approved an updated estimated per share net asset value, or estimated per share NAV, of $9.95 of the Company's common stock as of May 31, 2021. The aforementioned special cash distribution reduces the estimated per share NAV by $1.75, resulting in a new estimated per share NAV of $8.20, effective July 26, 2021.
•On October 21, 2021, the Company sold a healthcare property in the St. Louis market for $6.1 million and generated net proceeds at closing of approximately $5.9 million, after transaction costs and other pro-rations, subject to additional transaction costs paid subsequent to the closing date.

“The sale of our entire data center segment in the third quarter of 2021, following the highly accretive and successful internalization of our management organization in 2020, marks another key step towards the pursuit of a public listing of our shares on a national stock exchange,” stated Michael Seton, President and Chief Executive Officer. “When compared to the third quarter of 2020, the significant increase in net income was attributable to both the substantial recognized gain on sale from the data center portfolio, as well as the realization of continued cost savings from the internalization transaction. We remain pleased with the depth, diversity, and resilience of our healthcare portfolio demonstrating positive NOI, rental revenue and same store NOI trends, as we finalize repositioning and sale of a certain limited number of non-strategic assets. As a net leased healthcare REIT focused on investing along the continuum of care with emphasis on lower cost patient settings, we expect to continue to curate the Company’s portfolio and maximize stockholder value through strategic acquisitions.”
* An explanation of FFO, AFFO, and NOI, as well as reconciliations of such non-GAAP financial measures, which should not be considered alternatives to GAAP measures, to the most directly comparable U.S. GAAP measures, is included at the end of this release.
Financial Results
Quarter Ended September 30, 2021, Compared to Quarter Ended September 30, 2020
•Net income attributable to common stockholders was $371.6 million for the quarter ended September 30, 2021, an increase of 6,911%, compared to net income attributable to common stockholders of $5.3 million for the quarter ended September 30, 2020.
•FFO attributable to common stockholders was $0.6 million for the quarter ended September 30, 2021, a decrease of 98%, compared to $33.5 million for the quarter ended September 30, 2020.
•AFFO attributable to common stockholders was $27.7 million for the quarter ended September 30, 2021, a decrease of 4%, compared to $29.0 million for the quarter ended September 30, 2020.

	Three Months Ended September 30,
	2021	2020	$ Change	% Change
Net income attributable to common stockholders per common share - basic, diluted	$1.66	$0.02	$1.64	8,200.00%
FFO per common share - basic, diluted	$—	$0.15	$(0.15)	(100.00)%
AFFO per common share - basic, diluted	$0.12	$0.13	$(0.01)	(7.69)%
The increase in net income attributable to common stockholders during the periods presented above is primarily due to the Company recognizing an aggregate gain on sale of its data center portfolio of approximately $398.6 million during the third quarter of 2021 and no longer incurring property management, asset management and other fees to the former advisor as a result of the internalization transaction. The increase in net income was partly offset by not generating rental revenue from the data center properties subsequent to the sale, an increase in general and administrative expenses paid as a result of the internalization transaction, incurring defeasance and loan costs related to the extinguishment of debt and swap terminations in connection with the data center portfolio sale and an impairment loss recognition on one healthcare property during the quarter ended September 30, 2021. See Portfolio Overview—Healthcare Properties section below for additional information. The decrease in FFO during the periods presented above is primarily the result of not generating rental revenue from the data center properties subsequent to the sale and incurring defeasance and loan costs as previously discussed (impairment losses and gains on sales of real estate are not included in the calculation of FFO). The decrease in AFFO from the same period in the prior year is primarily due to not generating rental revenue from the data center properties subsequent to the sale (impairment losses, gain on sales of real estate and debt extinguishment costs are not included in the calculation of AFFO).
Operating Results
Quarter Ended September 30, 2021, Compared to Quarter Ended September 30, 2020
•NOI attributable to our operating healthcare properties was $40.0 million for the quarter ended September 30, 2021, an increase of 10%, compared to $36.3 million for the quarter ended September 30, 2020.
•Rental revenue attributable to our operating healthcare properties was $43.1 million for the quarter ended September 30, 2021, an increase of 6%, compared to $40.7 million for the quarter ended September 30, 2020.
•Same store NOI attributable to our operating healthcare properties was $38.8 million for the quarter ended September 30, 2021, an increase of 6%, compared to $36.7 million for the quarter ended September 30, 2020.

The increase in NOI, rental revenue and same store NOI attributable to operating healthcare properties during the quarter ended September 30, 2021, as compared to the quarter ended September 30, 2020, is primarily attributable to consumer price index base rent escalations at certain same store properties, lease termination income received from a tenant at one healthcare property, income received from a new tenant in place at another healthcare property and no longer paying the former advisor property management fees due to the completion of the internalization transaction. Additionally, the increase in NOI and rental revenue during the third quarter ended September 30, 2021, is attributable to the acquisition of two operating properties and placement of two development properties in service since July 1, 2020.
Portfolio Overview
As of September 30, 2021, the Company owned 125 real estate properties, located in 56 markets, composed of approximately 5.3 million rentable square feet with a total real estate investment of approximately $2.2 billion. The Company's properties had a weighted average occupancy of 96.0% and weighted-average remaining lease term of 9.8 years.
During the third quarter of 2021, the Company recorded impairment loss on real estate related to one healthcare property. A tenant of the property that was experiencing financial difficulty vacated its space in June 2020. During the third quarter of 2021, the Company entered into a purchase and sale agreement with a prospective buyer. The agreement was subsequently terminated due to higher than anticipated costs to redevelop the property. As a result, the Company re-performed the impairment analysis, which resulted in an impairment loss on real estate in the amount of approximately $10.2 million.
As of September 30, 2021, the Company had three vacant real estate properties that are currently being marketed for sale or re-tenanting, two of which were classified as held for sale. One of the properties classified as held for sale was sold on October 21, 2021.
Balance Sheet and Liquidity
On July 16, 2021, the Company repaid $30.0 million on its credit facility, primarily with proceeds from a $28.0 million note receivable that was repaid on July 14, 2021.

On July 22, 2021, the Company removed 21 data center properties from the pool of the credit facility due to the sale of the data center portfolio. As a result of removing the properties from the pool of its credit facility, the total pool availability decreased by approximately $244.6 million.
On July 22, 2021, in connection with proceeds received from the sale of the data center portfolio, the Company paid off all of its notes payable, with an outstanding principal balance of $450.8 million at the time of repayment. Additionally, the Company repaid $403.0 million on its credit facility.
On August 17, 2021, the Company added five healthcare properties to the unencumbered pool of its credit facility, which increased the total pool availability under the Company's credit facility by approximately $129.0 million.
As of September 30, 2021, the Company had liquidity of approximately $575.4 million, consisting of $75.4 million in cash and cash equivalents and $500.0 million in borrowing base availability under its credit facility.
As of September 30, 2021, the Company had total principal debt outstanding of $520.0 million under the Company's credit facility, with a net debt leverage ratio, which is the ratio of principal debt outstanding less cash to fair market value of real estate plus the total aggregate cost of properties acquired after the net asset value date of May 31, 2021, of 19.5%. The Company’s outstanding debt was composed of 76.9% fixed rate debt through the use of interest rate swaps and 23.1% variable rate debt.
Distributions
The following table summarizes the Company's distributions paid and distributions declared during the third quarter of 2021 (amounts in thousands, except per share amounts):

Common Stock	Cash	DRIP (1)	Total Distributions	Distributions Declared Per Share (2)
Class A	$309,562	$4,338	$313,900	$1.86
Class I	23,480	585	24,065	$1.86
Class T	71,984	1,825	73,809	$1.84
Class T2	6,162	169	6,331	$1.84
	$411,188	$6,917	$418,105

(1)Distribution reinvestment plan (DRIP).
(2)The Company declared weighted average distributions per share of common stock in the amount of $1.86.
On July 20, 2021, the Company's board of directors declared a special cash distribution of $1.75 per share of Class A, Class I, Class T and Class T2 common stock. The special cash distribution was funded with proceeds from the sale of its data center portfolio on July 22, 2021. The special cash distribution was paid on July 30, 2021, to stockholders of record at the close of business on July 26, 2021, in the aggregate amount of approximately $392.7 million.

The following table summarizes the daily distributions approved and authorized by the board of directors to the Company’s stockholders of record as of the close of business on each day of the period commencing on November 1, 2021 and ending on November 30, 2021:

Authorization Date	Common Stock	Daily Distribution Rate (1)	Annualized Distribution Per Share
October 25, 2021	Class A	$0.00109589	$0.40
October 25, 2021	Class I	$0.00109589	$0.40
October 25, 2021	Class T	$0.00087123	$0.32
October 25, 2021	Class T2	$0.00087123	$0.32

(1)The distributions are calculated based on 365 days in the calendar year. The distributions declared for each record date in November 2021 will be paid in December 2021. The distributions will be payable to stockholders from legally available funds therefor.
The following table summarizes the daily distributions approved and authorized by the board of directors to the Company’s stockholders of record as of the close of business on each day of the period commencing on December 1, 2021 and ending on December 31, 2021:

Authorization Date	Common Stock	Daily Distribution Rate (2)	Annualized Distribution Per Share
November 4, 2021	Class A	$0.00109589	$0.40
November 4, 2021	Class I	$0.00109589	$0.40
November 4, 2021	Class T	$0.00087123	$0.32
November 4, 2021	Class T2	$0.00087123	$0.32

(1)The distributions are calculated based on 365 days in the calendar year. The distributions declared for each record date in December 2021 will be paid in January 2022. The distributions will be payable to stockholders from legally available funds therefor.
Supplemental Information
The Company routinely provides information for investors and the marketplace through press releases, SEC filings and the Company's website at investors.silarealtytrust.com. The information that the Company posts to its website may be deemed material. Accordingly, the Company encourages investors and others interested in the Company to routinely monitor and review the information that the Company posts on its website, in addition to following the Company's press releases and SEC filings. A glossary of definitions (including those of certain non-GAAP financial measures) and other supplemental information may be found attached to the Current Report on Form 8-K filed on November 15, 2021. A comprehensive listing of the Company's properties is available at silarealtytrust.com/portfolio.
About Sila Realty Trust, Inc.
Sila Realty Trust, Inc. is a public, non-traded real estate investment trust headquartered in Tampa, Florida, that invests in high-quality healthcare properties leased to tenants capitalizing on critical and structural economic growth drivers. The Company is focused on investing in and managing strategic healthcare assets across the continuum of care, with emphasis on lower cost patient settings, which generate predictable, durable and growing income streams. As of September 30, 2021, the company owned 125 real estate properties located in 56 markets across the United States.

Forward-Looking Statements
Certain statements contained herein, including those regarding our objective to maintain and build a high-quality healthcare portfolio, opportunities to enhance and diversify our healthcare portfolio and maximize stockholder value, and expectations regarding the payment of distributions to our stockholders, other than historical fact may be considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor provided by the same. These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties. No forward-looking statement is intended to, nor shall it, serve as a guarantee of future performance. You can identify the forward-looking statements by the use of words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “outlook,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “will” and other similar terms and phrases, including references to assumptions and forecasts of future results, strategic acquisitions and growth opportunities, and future distributions. Forward-looking statements are subject to various risks and uncertainties and factors that could cause actual results to differ materially from the Company's expectations, and you should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond the Company's control and could materially affect the Company's results of operations, financial condition, cash flows, performance or future achievements or events. Additional factors include the risk that the expected benefits for the Company’s pure-play healthcare REIT strategy are not achieved, the ongoing costs to operate the Company on an internalized basis which, if higher than anticipated, could reduce the potential cost savings sought in the internalization transaction, and other factors, including those described under the section entitled Item 1A. "Risk Factors" of Part I of the Company's 2020 Annual Report on Form 10-K with the SEC, copies of which are available at www.sec.gov. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law.
Investor Relations:

IR@silarealtytrust.com
Miles Callahan, Vice President of Capital Markets and Investor Relations

Condensed Consolidated Balance Sheets (amounts in thousands, except share data)

	(Unaudited)
	September 30, 2021	December 31, 2020
ASSETS
Real estate:
Land	$159,777	$168,969
Buildings and improvements, less accumulated depreciation of $153,734 and $119,947, respectively	1,628,363	1,661,351
Construction in progress	12,053	19,232
Total real estate, net	1,800,193	1,849,552
Cash and cash equivalents	75,363	53,174
Acquired intangible assets, less accumulated amortization of $65,534 and $49,866, respectively	182,688	197,901
Goodwill	23,284	23,955
Right-of-use assets - operating leases	22,101	22,499
Right-of-use assets - finance leases	2,301	2,527
Notes receivable, net	2,200	31,262
Other assets, net	61,456	64,669
Assets held for sale, net	30,620	959,750
Total assets	$2,200,206	$3,205,289
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Notes payable, net of deferred financing costs of $0 and $682, respectively	$—	$146,645
Credit facility, net of deferred financing costs of $3,494 and $5,900, respectively	516,506	932,100
Accounts payable and other liabilities	40,572	67,946
Acquired intangible liabilities, less accumulated amortization of $4,101 and $3,122, respectively	12,546	11,971
Operating lease liabilities	23,975	23,926
Finance lease liabilities	2,634	2,843
Liabilities held for sale, net	2,369	365,985
Total liabilities	598,602	1,551,416
Stockholders’ equity:
Preferred stock, $0.01 par value per share, 100,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.01 par value per share, 510,000,000 shares authorized; 237,511,555 and 234,957,801 shares issued, respectively; 223,826,695 and 222,045,522 shares outstanding, respectively	2,238	2,220
Additional paid-in capital	2,000,934	1,983,361
Accumulated distributions in excess of earnings	(390,932)	(311,264)
Accumulated other comprehensive loss	(10,636)	(20,444)
Total stockholders’ equity	1,601,604	1,653,873
Total liabilities and stockholders’ equity	$2,200,206	$3,205,289

Condensed Consolidated Quarterly (Unaudited) Statements of Comprehensive Income (amounts in thousands, except share data and per share amounts)

	Three Months Ended September 30,
	2021	2020
Revenue:
Rental revenue	$43,063	$40,722
Expenses:
Rental expenses	3,024	4,405
General and administrative expenses	6,348	3,578
Internalization transaction expenses	—	2,235
Asset management fees	—	4,218
Depreciation and amortization	17,259	17,002
Impairment loss on real estate	10,241	—
Total expenses	36,872	31,438
Income from operations	6,191	9,284
Interest and other expense, net	11,737	9,865
Loss from continuing operations	(5,546)	(581)
Income from discontinued operations	377,191	5,845
Net income attributable to common stockholders	$371,645	$5,264
Other comprehensive income:
Unrealized income on interest rate swaps, net	$2,241	$2,584
Other comprehensive income	2,241	2,584
Comprehensive income attributable to common stockholders	$373,886	$7,848
Weighted average number of common shares outstanding:
Basic	223,661,774	221,346,730
Diluted	223,661,774	221,346,730
Net (loss) income per common share attributable to common stockholders:
Basic:
Continuing operations	$(0.03)	$(0.01)
Discontinued operations	1.69	0.03
Net income attributable to common stockholders	$1.66	$0.02
Diluted:
Continuing operations	$(0.03)	$(0.01)
Discontinued operations	1.69	0.03
Net income attributable to common stockholders	$1.66	$0.02
Distributions declared per common share	$1.86	$0.12

Use of Non-GAAP Information
Net operating income, a non-GAAP financial measure, is defined as rental revenue, less rental expenses, which excludes general and administrative expenses, internalization transaction expenses, asset management fees, depreciation and amortization, impairment loss on real estate, interest and other expense, net, and income from discontinued operations. The Company believes that net operating income serves as a useful supplement to net income because it allows investors and management to measure unlevered property-level operating results and to compare operating results to the operating results of other real estate companies between periods on a consistent basis. Net operating income should not be considered as an alternative to net income determined in accordance with GAAP as an indicator of financial performance, and accordingly, the Company believes that in order to facilitate a clear understanding of the consolidated historical operating results, net operating income should be examined in conjunction with net income as presented in the condensed consolidated financial statements and data included on the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 12, 2021.
The following are reconciliations of net income attributable to common stockholders, which is the most directly comparable GAAP financial measure, to net operating income for the three months ended September 30, 2021 and 2020 (amounts in thousands):

	Three Months Ended September 30,
	2021	2020
Revenue:
Rental revenue	$43,063	$40,722
Expenses:
Rental expenses	3,024	4,405
Net operating income	40,039	36,317

Expenses:
General and administrative expenses	6,348	3,578
Internalization transaction expenses	—	2,235
Asset management fees	—	4,218
Depreciation and amortization	17,259	17,002
Impairment loss on real estate	10,241	—
Income from operations	6,191	9,284
Interest and other expense, net	11,737	9,865
Loss from continuing operations	(5,546)	(581)
Income from discontinued operations	377,191	5,845
Net income attributable to common stockholders	$371,645	$5,264
The Company generates its net operating income from property operations. In order to evaluate the overall portfolio, management analyzes the net operating income of same store properties. The Company defines "same store properties" as operating properties that were owned and operated for the entirety of both calendar periods being compared and excludes properties under development and properties classified as discontinued operations. Activities of two healthcare properties classified as held for sale that did not meet the criteria of discontinued operations as of September 30, 2021, the Healthcare Properties Held for Sale, are presented separately in the table below and show the breakdown of the three months ended September 30, 2021. By evaluating the net operating income of the same store properties, management is able to monitor the operations of the Company's existing properties for comparable periods to measure the performance of the current portfolio and determine the effects of new acquisitions and dispositions on net income.

The following table represents the breakdown of the three months ended September 30, 2021, total rental revenue and rental expenses and compares with amounts for the 2020 corresponding period (amounts in thousands). The Company believes that the below presentation of total rental revenue is not, and is not intended to be, a presentation in accordance with GAAP and allows investors and management to evaluate the Company’s performance.

	Three Months Ended September 30,
	2021	2020
Revenue:
Same store rental revenue	$39,322	$38,144
Same store tenant reimbursements (1)	2,178	2,029
Non-same store rental revenue	1,487	59
Non-same store tenant reimbursements (1)	(54)	35
Healthcare Properties Held for Sale rental revenue	10	322
Healthcare Properties Held for Sale tenant reimbursements (1)	24	13
Other operating income	96	120
Total rental revenue	43,063	40,722
Expenses:
Same store rental expenses	2,699	3,621
Non-same store rental expenses	(17)	366
Healthcare Properties Held for Sale rental expenses	342	418
Net operating income	$40,039	$36,317

(1)    Tenant reimbursements represent expenses, which are paid back to the Company by a tenant.
Funds From Operations (“FFO”) and Adjusted Funds From Operations ("AFFO") are non-GAAP financial measures. FFO is calculated using the NAREIT definition: net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property and asset impairment write-downs, plus depreciation and amortization of real estate assets, and after adjustments for unconsolidated partnerships and joint ventures. It should be noted, however, that other REITs may not define FFO in accordance with the current NAREIT definition or may interpret the current NAREIT definition differently than the Company does, making comparisons less meaningful. In addition to FFO, the Company uses AFFO as a supplemental financial performance measure because the Company believes it provides to stakeholders a more complete understanding of its sustainable performance. AFFO is a metric used by management to evaluate the Company's dividend policy. The Company calculates AFFO, a non-GAAP measure, by further adjusting FFO for the following items included in the determination of GAAP net income: amortization of above- and below-market leases, along with the net of right-of-use assets- operating leases and right-of-use assets- finance lease, resulting from above-and below-market leases, straight-line rent, acquisition expenses in connection with business combination transactions, discount amortization related to the deferred liability in connection with the internalization transaction, impairment loss on goodwill, (gain) loss on extinguishment of debt, amortization of deferred financing costs and stock-based compensation. Other REITs may use different methodologies for calculating AFFO and, accordingly, the Company’s AFFO may not be comparable to other REITs.
FFO and AFFO should not be construed to be more relevant or accurate than the current GAAP methodology in calculating net income or in its applicability in evaluating our operational performance. The method used to evaluate the value and performance of real estate under GAAP should be construed as a more relevant measure of operating performance and considered more prominent than the non-GAAP FFO and AFFO measures and the adjustments to GAAP in calculating FFO and AFFO.

The following is a reconciliation of net income attributable to common stockholders, which is the most directly comparable GAAP financial measure, to FFO and AFFO for the three months ended September 30, 2021 and 2020 (amounts in thousands, except share data and per share amounts):

	Three Months Ended September 30,
	2021	2020
Net income attributable to common stockholders	$371,645	$5,264
Adjustments:
Depreciation and amortization (1)	17,289	28,248
Gain on real estate dispositions from discontinued operations	(398,560)	—
Impairment loss on real estate	10,241	—
FFO attributable to common stockholders	$615	$33,512
Adjustments:
Amortization of intangible assets and liabilities (2)	13	(2,810)
Reduction in the carrying amount of right-of-use assets - operating leases and finance lease, net	189	235
Straight-line rent (3)	(3,414)	(5,235)
Internalization transaction expenses (4)	—	2,235
Amortization of discount of deferred liability	163	—
Loss on extinguishment of debt	28,751	—
Amortization of deferred financing costs	754	990
Stock-based compensation	637	45
AFFO attributable to common stockholders	$27,708	$28,972
Weighted average common shares outstanding - basic	223,661,774	221,346,730
Weighted average common shares outstanding - diluted	223,661,774	221,346,730
Weighted average common shares outstanding - diluted for FFO and AFFO	224,652,226	221,406,461
Net income per common share - basic	$1.66	$0.02
Net income per common share - diluted	$1.66	$0.02
FFO per common share - basic	$—	$0.15
FFO per common share - diluted	$—	$0.15
AFFO per common share - basic	$0.12	$0.13
AFFO per common share - diluted	$0.12	$0.13

(1)    During the three months ended September 30, 2020, the Company wrote off in-place intangible assets in the amounts of approximately $3.2 million, by accelerating the amortization of the acquired intangible assets.
(2)    Under GAAP, certain intangibles are accounted for at cost and reviewed for impairment. However, because real estate values and market lease rates historically rise or fall with market conditions, management believes that by excluding charges related to amortization of these intangibles, AFFO provides useful supplemental information on the performance of the real estate. During the three months ended September 30, 2020, the Company wrote off one below-market lease intangible liability in the amount of approximately $2.0 million by accelerating the amortization of the acquired intangible liability.
(3)    Under GAAP, rental revenue is recognized on a straight-line basis over the terms of the related lease (including rent holidays if applicable). This may result in income recognition that is significantly different than the underlying contract terms. During the three months ended September 30, 2020, the Company wrote off approximately $0.1 million of straight-line rent. By adjusting for the change in straight-line rent receivable, AFFO may provide useful supplemental information on the realized economic impact of lease terms, providing insight on the expected contractual cash flows of such lease terms, and aligns with its analysis of operating performance.
(4)    Under GAAP, acquisition fees and expenses related to transactions determined to be business combinations are expensed as incurred. Internalization transaction expenses consisted primarily of legal fees, as well as fees for other professional and financial advisors incurred in connection with the internalization transaction. The Company believes that adjusting for such non-recurring items provides useful supplemental information because such expenses may not be reflective of ongoing operations and aligns with its analysis of operating performance.